UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	13-3950486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, FL	33607
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: N/A.

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This amendment hereby amends the registration statement on Form 8-A filed with the Securities and Exchange Commission on June 30, 2015, by supplementing Items 1 and 2 below with the following.

Item 1.	Description of Registrant’s Securities to be Registered.

On June 28, 2016, Walter Investment Management Corp. (the “Company”) and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”) entered into Amendment No. 3 (the “Amendment”) to the Rights Agreement, dated as of June 29, 2015, as previously amended by Amendment No. 1, dated as of November 16, 2015, and Amendment No. 2, dated as of November 22, 2015, each between the Company and the Rights Agent (as amended, the “Rights Agreement”).

The Amendment extends the final expiration date of the Rights Agreement by one year from June 29, 2016 to June 29, 2017.

The foregoing description of the Amendment is subject to, and qualified in its entirety by reference to, the full text of the Amendment, which is filed as Exhibit 4.4 and is incorporated herein by reference.

Item 2.	Exhibits.

4.1	Rights Agreement, dated as of June 29, 2015, between Walter Investment Management Corp. and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, dated June 30, 2015).

4.2	Amendment No. 1, dated as of November 16, 2015, to the Rights Agreement, dated as of June 29, 2015, between Walter Investment Management Corp. and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated November 17, 2015).

4.3	Amendment No. 2, dated as of November 22, 2015, to the Rights Agreement, dated as of June 29, 2015, and previously amended by Amendment No. 1, dated November 16, 2015, each between Walter Investment Management Corp. and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated November 23, 2015).

4.4	Amendment No. 3, dated as of June 28, 2016, to the Rights Agreement, dated as of June 29, 2015, and previously amended by Amendment No. 1, dated as of November 16, 2015, and Amendment No. 2, dated as of November 22, 2015, each between Walter Investment Management Corp. and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated June 28, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

DATED: June 28, 2016	By:	/s/ Jonathan F. Pedersen
Chief Legal Officer, General Counsel and Secretary